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                             Jones & Blouch L.L.P.
                       1025 THOMAS JEFFERSON STREET, N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 965-8110


     December 20, 1996


The Board of Directors
The Manufacturers Life Insurance
     Company of America
500 N. Woodward Avenue
Bloomfield Hills, MI 48304


Dear Sirs:

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 22 to the registration statement on Form S-6 of Separate Account Four of The Manufacturers Life Insurance company of America, File No. 33-13774, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                       Very truly yours,

                                       Jones & Blouch L.L.P.

                                       Jones & Blouch L.L.P.